UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04.  Mine Safety - Reporting of Shutdowns and Patterns of Violations

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503 of the Dodd-Frank Act requires a Current Report on Form 8-K if a company receives written notice from the Mine Safety and Health Administration (“MSHA”) that a company mine has (1) a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards (“POV”) under section 104(e) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) or (2) the potential to have such a pattern.

On October 24, 2013, MSHA notified Brody Mining, LLC (“Brody”), a subsidiary of Patriot Coal Corporation (“Patriot”), that a POV under Section 104(e) of the Mine Act exists at the Brody Mine No. 1. Patriot acquired Brody effective December 31, 2012. Prior to that time, Brody was owned and operated by an independent company that provided contract mining services to a subsidiary of Patriot. Many of the citations and practices cited by MSHA in support of the alleged POV occurred under Brody’s prior ownership. Brody denies that a POV exists and intends to vigorously contest the issuance of the POV notice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT COAL CORPORATION

By:	/s/ John E. Lushefski
John E. Lushefski
Senior Vice President & Chief Financial Officer

Dated: October 30, 2013